Exhibit 10.9

THIS DEED OF INDEMNITY is made this day             of

BETWEEN

(1)	FORAFRIC GLOBAL PLC, a company incorporated in Gibraltar with registered number and with a registered office situated at Madison Building, Midtown, Queensway, Gibraltar GX11 1AA, Gibraltar (the “Indemnifier”); and

(2)	of , Gibraltar (the “Director”).

WHEREAS:

(1)	The Director is appointed to the board of directors of the Indemnifier.

(2)	To the maximum extent legally permissible, the Indemnifier has agreed to indemnify and hold harmless the Director from and against any expenses, losses, damage or any other liability which the Director may incur in connection with his directorship of the Indemnifier.

NOW IT IS HEREBY AGREED as follows:

1.	To the maximum extent legally permissible, the Indemnifier shall indemnify and hold harmless the Director against all liabilities, costs, expenses, damages and losses (including any direct, indirect or consequential losses, loss of profit, loss of reputation and all interest, penalties and legal and other reasonable professional costs and expenses) suffered or incurred by the Director arising out of or in connection with any actions, suits, proceedings, claims, demands, costs, charges and expenses whatsoever which may be made taken or instituted against the Director in connection with his office of directorship of the Indemnifier. For the avoidance of doubt, the Indemnifier shall indemnify and hold harmless the Director against any such liability incurred by him in defending any proceedings, whether civil or criminal, in which judgment is given in his favour or in which he is acquitted or in connection with any application under section 477 of the Companies Act of Gibraltar in which relief is granted to him by the court.

2.	To the maximum extent legally permissible, the Indemnifier shall indemnify and hold harmless the Director and keep the Director indemnified against all demands, claims, liabilities, losses, costs and expenses, including all legal and other costs, charges and expenses the Director may incur in connection with enforcing, or attempting to enforce, his rights to indemnification under this Deed. In addition, and to the maximum extent legally permissible, the Indemnifier shall pay and reimburse such sums to the Director upon such Director’s request, together with interest at the rate of 10% a year above the cost to the Director on any such sums incurred by the Director before and after judgment, from the date when such sums were first paid or incurred by the Director until the date of payment in full of such sums by the Indemnifier, save that the Director shall be required to evidence all his legal and other costs, charges and expenses in connection with enforcing, or attempting to enforce, his rights to indemnification under this Deed.

3.	Notwithstanding clauses 1 and 2 above, the indemnity provided by the Indemnifier pursuant to this Deed does not extend to:

(a)	any liabilities resulting from fraud, gross negligence or wilful misconduct of the Director; or

(b)	any liabilities in respect of which the Indemnifier is not permitted to indemnify the Director pursuant to any law or regulation to which the Indemnifier is subject.

4.	If any third party makes a claim, or notifies an intention to make a claim, against the Director which may reasonably be considered likely to give rise to a liability under this Deed (a “Claim”), the Director shall:

(a)	as soon as reasonably practicable, give written notice of the Claim to the Indemnifier, specifying the nature of the Claim in reasonable detail (to the extent known by the Director);

(b)	not make any admission of liability, agreement or compromise in relation to the Claim without the prior written consent of the Indemnifier (such consent not to be unreasonably conditioned, withheld or delayed); and

(c)	subject to the Indemnifier providing security to the Director’s reasonable satisfaction against any claim, liability, costs, expenses, damages or losses which may be incurred, take such action as the Indemnifier may reasonably request to avoid, dispute, compromise or defend the Claim.

5.	The indemnity provided under this Deed shall be in addition to and shall not be in any way prejudiced or affected by any one or more other indemnities, guarantees, securities or other obligations which the Director may now or subsequently hold whether from the Indemnifier or from any other person. The Director may at any time and without reference to the Indemnifier give time for payment or grant any other indulgence and give up, deal with, vary, exchange or abstain from perfecting or enforcing any other indemnities, guarantees, securities or other obligations held by the Director at any time and discharge any party to them or any of them, and release or realise them or any of them, and compound with, accept compositions from and make any other arrangements with any person or persons, as the Director thinks fit, without affecting the Indemnifier’s liability under this Deed.

6.	No delay or omission on the part of the Director in exercising any right, power, privilege or remedy in respect of this Deed shall impair such right, power, privilege or remedy, or be construed as a waiver of it, nor shall any single or partial exercise of any such right, power, privilege or remedy preclude any further exercise of it or the exercise of any other right, power, privilege or remedy. The rights, powers, privileges and remedies provided in this Deed are cumulative and not exclusive of any rights powers, privileges or remedies provided by law.

7.	If any provision of this Deed (or part of a provision) is found by any court or administrative body of competent jurisdiction to be invalid, unenforceable or illegal, the other provisions shall remain in force. If any invalid, unenforceable or illegal provision would be valid, enforceable or legal if some part of it were deleted or modified, the provision shall apply with whatever modification is necessary to give effect to the commercial intention of the parties.

8.	No variation of this Deed shall be effective unless it is in writing and signed and delivered as a deed by the parties (or their authorised representatives).

9.	No party may assign any of its rights under this agreement.

10.	This agreement shall enure for the benefit of and shall be binding upon the lawful successors, heirs, executors, and beneficiaries of the parties.

11.	This Deed may be executed in any number of counterparts, each of which, when executed and delivered, shall constitute a duplicate original, but all the counterparts shall together constitute the one Deed.

12.	This Deed and any dispute or claim arising out of or in connection with it or its subject matter or formation (including non-contractual disputes or claims) shall be governed by and construed in accordance with the laws of Gibraltar.

13.	Each party irrevocably agrees that the courts of Gibraltar shall have exclusive jurisdiction to settle any dispute or claim arising out of or in connection with this Deed or its subject matter or formation (including non-contractual disputes or claims).

IN WITNESS whereof the parties hereto have executed these presents as a deed the day and year first above written.

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SIGNATURE PAGE

Executed as a deed by

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Executed as a deed by
For and on behalf of
FORAFRIC GLOBAL PLC
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